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                                                                     EXHIBIT 5.1

             [LETTERHEAD OF HORGAN, ROSEN, BECKHAM & COREN, L.L.P.]

                                  July 7, 2004


Southwest Community Bancorp
5810 El Camino Real
Carlsbad, California 92008

        Re: Registration Statement on Form S-1 of Southwest Community Bancorp

Ladies and Gentlemen:

        We have acted as counsel to Southwest Community Bancorp, a California corporation (the "Company"), in connection with its Registration Statement on Form S-1, filed with the Securities and Exchange Commission (the "Registration Statement"), relating to the proposed public offering of up to 500,000 shares (the "Shares") of Common Stock, no par value, of the Company.

        This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

        As special counsel, we have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of the opinion set forth below.

        Based on our examination mentioned above, subject to the assumptions stated above and relying on the statements of fact contained in the documents that we have examined, we are of the opinion that the Shares, when sold and issued in accordance with the Registration Statement and related Prospectus as amended, will be, validly issued, fully paid and non-assessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" contained therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act.


                                      Very truly yours,

                                      /s/ Horgan, Rosen, Beckham & Coren, L.L.P.

                                      Horgan, Rosen, Beckham & Coren, L.L.P.